UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

_____________________

FORM 8-K

_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2025 (June 4, 2025)

Mag Magna Corp.
(Exact name of registrant as specified in its charter)

333-268561	98-1626237
(Commission File Number)	(IRS Employer Identification Number)

Room 2318, Anxiaowo Apartment, Huaqiang Square, Fuhai Sub-District, Bao’an District, Shenzhen City, Guangdong Province, China, 518000	Wyoming
(Address of Principal Executive Offices	(State or other jurisdiction of incorporation or organization)

+86 17823500944

(Registrant’s telephone number, including area code)

325 W Washington Street, Suite 2877, San Diego, California 92103

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

Effective June 4, 2025, there occurred a change in control of Mag Magna Corp., a Wyoming corporation (the “Company”). On such date, pursuant to a stock purchase agreement (the “Change-in-Control Agreement”), Wang Gang acquired 4,500,000 shares of the Company’s common stock (the “Control Shares”) from Oleg Bilinski. The Control Shares represent approximately 77.20% of the outstanding shares of the Company’s common stock and constitute voting control of the Company. The total consideration paid by Mr. Wang for the Control Shares was $564,380.50 in cash. Additionally, effective June 4, 2025, Mr. Wang acquired an additional 142,372 shares of the Company’s common stock from 18 Company shareholders for a total of $17,846.50 in cash, pursuant to separate stock purchase agreements.

In conjunction with the Change-in-Control Agreements, on June 4, 2025, Oleg Bilinki resigned as President, Chief Executive Officer, Treasurer, Secretary and Director of the Company, Tomasz Anczok resigned as a Director of the Company and Wang Gang was appointed as the Sole Director, President, Chief Executive Officer, Treasurer and Secretary of the Company.

Certain information regarding the background of Mr. Wang is set forth below.

Wang Gang, 36, has, since 2024, served as Manager at Yilong Energy Holding Co., Ltd., where his duties include market expansion initiatives in the energy sector, analysis of industry trends and competitor strategies, coordinating with technical and sales teams and negotiating contracts with key suppliers. From 2021 to 2024, Mr. Wang served as a Director of Shenzhen Evergreen Retail Group, where his duties included business development, formulating and implementing strategic plans to expand the company's market presence in the retail industry. From 2015 to 2020, he was Store Manager at a SunnyMart Convenience Store, where he managed day-to-day operations of a 24-hour convenience store. From 2011 to 2015, he was a Sales Representative of Shenzhen Star Trading Co., Ltd., where his duties included promoting consumer electronics products (e.g., mobile accessories, smart home, devices) in Shenzhen’s retail market, while developing relationships with 50+ local retailers. Mr. Wang earned a Bachelor of Business Administration from Shenzhen Polytechnic, Nanshan, Shenzhen, Guangdong, China. Until such time as the Company’s level of operations increases, Mr. Wang will devote not less than 20 hours per week on the business of the Company.

The following table sets forth, as of the date of this Current Report, the shareholdings of (1) each person owning beneficially 5% or more of the Company’s outstanding common stock; (2) each executive officer of the Company, and (3) all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment power over his securities. Information relating to beneficial ownership of securities by our principal shareholders and management is based upon information furnished by each person using beneficial ownership’ concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power. Except as disclosed herein, we do not have any outstanding options or other securities exercisable for or convertible into shares of our common stock. Unless otherwise indicated, the address of each person listed is c/o Mag Magna Corp., Room 2318, Anxiaowo Apartment, Huaqiang Square, Fuhai Sub-District, Bao’an District, Shenzhen City, Guangdong Province, China.

Name of Beneficial Owner	Title of Class	Beneficial Ownership	Percent of Class (1)
Wang Gang(2)	Common Stock	4,642,772	79.65%
All Officers and Directors as a Group (1 person)	Common Stock	4,642,772	79.65%

(1)	Based on 5,829,047 shares outstanding as of the date of this Current Report.
(2)	Officer and director.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth above under Item 5.01. Changes in Control of Registrant is incorporated in this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAG MAGNA CORP.

Date: June 13, 2025	By:	/s/ Wang Gang
Wang Gang
Chief Executive Officer